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                                                   Registration No. 33-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933


                             REX STORES CORPORATION
             (Exact name of registrant as specified in its charter)

              Delaware                                           31-1095548
   (State or other jurisdiction of                            (I.R.S. Employer
    incorporation or organization)                           Identification No.)

   2875 Needmore Road, Dayton, Ohio                                 45414
(Address of principal executive offices)                          (Zip Code)


                             REX STORES CORPORATION
                       1995 OMNIBUS STOCK INCENTIVE PLAN
                            (Full title of the plan)

                                  Stuart Rose
                                    Chairman
                             REX Stores Corporation
                               2875 Needmore Road
                               Dayton, Ohio 45414
                    (Name and address of agent for service)

                                 (513) 276-3931
         (Telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE
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

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                                                        Proposed           Proposed
Title of Securities                 Amount to be    Maximum Offering   Maximum Aggregate       Amount of
 to be Registered                    Registered      Price Per Share     Offering Price    Registration Fee
-----------------------------------------------------------------------------------------------------------

Common Stock, $.01 par value....   550,000 shares        $17.75 (1)         $ 9,762,500(1)        $3,366
-----------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value....   450,000 shares        $18.125            $ 8,156,250           $2,813
-----------------------------------------------------------------------------------------------------------
    Total....................... 1,000,000 shares                           $17,918,750           $6,179
-----------------------------------------------------------------------------------------------------------

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act of 1933 and calculated upon the basis of the average of the high and low sales prices of the Common Stock reported on the New York Stock Exchange on September 11, 1995.

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     This  registration  statement covers  additional shares of the registrant's common stock that may be issued pursuant to options, stock appreciation rights, restricted stock and other stock-based awards granted under the REX Stores
Corporation  1995  Omnibus  Stock  Incentive  Plan  (the  'Plan').   An  earlier
registration statement filed on Form S-8 (Registration No. 33-81706) covering shares of common stock issuable under the Plan is effective. Pursuant to General Instruction E to Form S-8, the contents of post-effective amendment No. 1 to the earlier registration statement, including exhibits, are incorporated herein by reference.

     The following opinion, consents and powers of attorney are filed as part of this registration statement:

      5 (a)   -  Opinion of Chernesky, Heyman & Kress

      23(a)   -  Consent of Arthur Andersen LLP

      23(b)   -  Consent of Chernesky, Heyman & Kress (included in Exhibit 5(a))

      24      -  Powers of attorney of each person who signed this  registration statement on behalf of another pursuant to a power of  attorney




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                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Dayton, State of Ohio, on September 14, 1995.

                                                    REX STORES CORPORATION

                                                    By: Stuart Rose
                                                        ------------------------
                                                        (Stuart Rose,
                                                          Chairman of the Board)

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities and on the date indicated.


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

Signature                              Capacity                    Date


 Stuart Rose                       Chairman of the Board    )
--------------------                 and Chief Executive    )
(Stuart Rose)                        Officer (principal     )
                                     executive officer)     )
                                                            )
 Douglas Bruggeman                 Vice President Finance   )
--------------------                 and Treasurer          )
(Douglas Bruggeman)                  (principal financial   )
                                     and accounting         )
                                     officer)               )
                                                            )
 Lawrence Tomchin*                 President, Chief         )  September 14, 1995
--------------------                 Operating Officer      )
(Lawrence Tomchin)                   and Director           )
                                                            )
 Edward Kress                      Secretary and Director   )
--------------------                                        )
(Edward Kress)                                              )
                                                            )
 Robert Davidoff*                  Director                 )
--------------------                                        )
(Robert Davidoff)                                           )
                                                            )
 Tibor Fabian*                     Director                 )
--------------------                                        )
(Tibor Fabian)                                              )


*By: Stuart Rose
    -------------------------------
    (Stuart Rose, Attorney-in-Fact)
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